                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Names of the Reporting   o  Coliseum Capital Management, LLC, a Delaware limited
Persons:                    liability company ("CCM");

                         o  Coliseum Capital, LLC, a Delaware
                            limited liability company ("CC");

                         o  Coliseum Capital Partners, L.P., a
                            Delaware limited partnership ("CCP");

                         o  Coliseum Capital Partners II, L.P., a
                            Delaware limited partnership ("CCP2"
                            and, together with CCP, the "Funds");

                         o  Blackwell Partners, LLC, a Georgia
                            limited liability company
                            ("Blackwell");

                         o  Adam Gray; and

                         o  Christopher Shackelton, a member
                            of the board of directors of LHC
                            Group, Inc..

Address for each of the  Metro Center, 1 Station Place, 7th Floor South,
Reporting Persons,       Stamford, CT 06902
except Blackwell:

Address for Blackwell:   c/o DUMAC, LLC, 280 South Mangum Street, Suite 210,
                         Durham, NC 27701

Date of Earliest         August 18, 2014
Transaction Required to
be Reported:

Designated Filer for     Coliseum Capital Management, LLC
each of the Reporting
Persons:

Issuer & Ticker Symbol   LHC Group, Inc.; LHCG
for each of the
Reporting Persons:

Title of Non-Derivative  Common Stock $0.01 par value (the "Stock")
Security for each of
the Reporting Persons:

Non-Derivative           The Reporting Persons disposed the Stock as follows:
Securities Disposed:

                         Transaction  Amount of  Price      Amount of Securities
                         Date         Securities            Beneficially Owned
                                      Disposed              Following Reported
                                                            Transactions
                         ------------------------------------------------------
                         08/18/2014   158,011    $25.60(1)  2,405,507(2)
                         ------------------------------------------------------
                         08/20/2014   62,000     $25.32(3)  2,343,507(2)
                         ------------------------------------------------------

Following the transactions reported herein, Blackwell directly beneficially owned 692,563 shares of Stock, CCP directly beneficially owned 1,269,949 shares of Stock and CCP2 directly beneficially owned 380,995 shares of Stock.

-----------------------
1 This transaction was executed in multiple trades at prices ranging from $25.50 to $25.70. The reported price reflects the weighted average purchase price. The
Reporting Person filing this report hereby undertakes to provide upon request by the SEC staff, LHC Group, Inc. or a shareholder of LHC Group, Inc. full information regarding the number of shares purchased at each separate price.

2 These securities are held directly by (a) CCP, (b) CCP2 and (c) Blackwell, a separate account investment advisory client of CCM. Mr. Shackelton and Adam Gray are managers of and have an ownership interest in each of CCM and CC and may be deemed to have an indirect pecuniary interest in the shares held by the Funds and Blackwell due to CCM's right to receive performance-related fees Blackwell and CC's right to receive performance-related fees from the Funds. Each of
Christopher Shackelton, Adam Gray, CCP, CCP2, Blackwell, CC and CCM disclaim beneficial ownership of these securities except to the extent of that person's pecuniary interest therein. Christopher Shackelton is the Chairman of the board of directors of the Issuer.

3 This transaction was executed in multiple trades at prices ranging from $25.30 to $25.36. The reported price reflects the weighted average purchase price. The
Reporting Person filing this report hereby undertakes to provide upon request by the SEC staff, LHC Group, Inc. or a shareholder of LHC Group, Inc. full information regarding the number of shares purchased at each separate price.

Christopher Shackelton   /s/ Christopher Shackelton          August 20, 2014
                         -------------------------------  ----------------------
                         **Signature of Reporting Person           Date

Coliseum Capital
Management, LLC          /s/ Christopher Shackelton,
                         Manager                             August 20, 2014
                         -------------------------------  ----------------------
                         **Signature of Reporting Person           Date

Coliseum Capital, LLC    /s/ Christopher Shackelton,
                         Manager                             August 20, 2014
                         -------------------------------  ----------------------
                         **Signature of Reporting Person           Date
Coliseum Capital
Partners, L.P.
By: Coliseum Capital,
LLC, General Partner     /s/ Christopher Shackelton,
                         Manager                             August 20, 2014
                         -------------------------------  ----------------------
                         **Signature of Reporting Person           Date

Coliseum Capital
Partners II, L.P.
By: Coliseum Capital,
LLC, General Partner     /s/ Christopher Shackelton,
                         Manager                             August 20, 2014
                         -------------------------------  ----------------------
                         **Signature of Reporting Person           Date

Blackwell Partners, LLC
By: Coliseum Capital
Management, LLC,
Attorney-in-fact         /s/ Christopher Shackelton,
                         Manager                             August 20, 2014
                         -------------------------------  ----------------------
                         **Signature of Reporting Person           Date

Adam Gray                /s/ Adam Gray                       August 20, 2014
                         -------------------------------  ----------------------
                         **Signature of Reporting Person           Date

**   Intentional misstatements or omissions of facts constitute Federal Criminal
     Violations.
     See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).